OPTICAL COATING LABORATORY, INC.


                               M E M O R A N D U M

TO:       Employees with Employment Assurance Agreements

FROM:     Herb Dwight

DATE:     November 20, 1995

SUBJ:     "CHANGE IN CONTROL" EMPLOYMENT ASSURANCE AGREEMENTS
________________________________________________________________________

Under Employment Assurance Agreements executed between OCLI and certain key employees as of November 20, 1987, 1989, 1991 and 1993, such employees are entitled to receive severance payments in certain situations if there is a "Change in Control" of OCLI. The term "Change in Control" is defined generally to mean an unfavorable change in control; that is, an acquisition of OCLI whichis not approved by OCLI's Board of Directors.

The Board of Directors has approved the extension of the Employment Assurance Agreements to certain key employees for an additional two years beginning November 20, 1995 through November 20, 1997.

In accordance with the foregoing, Section 1 of the Employment Assurance Agreements is amended to read as follows:

     "1. Term. This Agreement shall be effective through November 20, 1997; provided, however, that if a Change in Control occurs on or before November 20, 1997, this Agreement shall remain in effect for two years from the date of occurrence of the Change in Control."

The Board has also approved the addition of a provision for acceleration of unvested stock option in the event of a Change in Control. Accordingly, a new Section 3 is hereby incorporated into the Employment Assurance Agreements as follows:

     "3. Acceleration of Unvested Stock Options. Upon a Change in Control as defined herein, all unvested outstanding stock options held by Employee shall be immediately exercisable."

With respect to Employment Assurance Agreements issued in 1991 and 1993, the following definitions supercede the definitions contained in those Agreements for items 4(a) and 4(e) (formerly 3(a) and 3(e)):

     "4. Certain Definitions: For purposes of this agreement, the following terms have the meanings indicated:

     (a) "Acquiring Person" shall mean any person who or which, together with all Affiliates and Associates of such person, shall be the owner, beneficial or otherwise, of more than twenty percent (20%) of the shares of Common Stock of OCLI or Employer then outstanding, but shall not include OCLI, Employer, any subsidiary of OCLI or Employer, any employee benefit plan of OCLI or Employer or of any subsidiary of OCLI or Employer, or any person or entity organized, appointed or established by OCLI or Employer for or pursuant to the terms of any such plan.

     (e) "Change in Control" shall mean the occurrence of any of the events described in subparagraph (i) or (ii) below:

       (i) (A) The acquisition of more than twenty percent (20%) of the shares of Common Stock of OCLI or Employer then outstanding by an Acquiring Person, alone or together with such person's Affiliates or Associates, including any such acquisitions pursuant to a "reorganization" within the meaning of Section 181 of the California Corporations Code and
(B) the adoption by OCLI's Board of Directors of a resolution (x) disapproving the acquisition in subparagraph 4(e)(i)(A); or (y) declaring operative the provisions of this Agreement pertaining to a Change in Control; or
       (ii) The failure of a majority of the members of the Board of Directors of OCLI or Employer to be Continuing Directors.

If you have any questions, please call Karen Rohde, Ext. 7564, Joe Zils, Ext. 7030 or Agie Navarro, Ext. 7072.





IN ACCEPTANCE OF THE AMENDED EMPLOYMENT ASSURANCE AGREEMENT BETWEEN YOU AND OCLI, PLEASE SIGN THIS MEMORANDUM BELOW AND RETURN THE APPROPRIATE COPY TO AGIE NAVARRO, D/108-1.




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DATE                            EMPLOYEE SIGNATURE